Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CryoCor, Inc. 2005 Equity Incentive Plan and 2005 Non-Employee Directors’ Stock Option Plan of our report dated February 21, 2007, with respect to the consolidated financial statements of CryoCor, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission

/s/ Ernst & Young LLP

San Diego, California

May 15, 2007